EXHIBIT 23.1

Chang Lee LLP
Chartered Accountants
606-815 Hornby Street
Vancouver, B.C., V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporate by reference in Registration Statement No. 333-142657 on Form S-8 of our report dated January 21, 2011, relating to the financial statements of Lexaria Corp. appearing in this Annual Report on Form 10-K of Lexaria Corp. for the year ended October 31, 2010.

/s/ Chang Lee LLP
Vancouver, Canada	Chartered Accountants
February 7, 2011